SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)    February 3, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number
1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

Sierra Pacific Resources (the “Company”) issued a press release announcing that it has reached agreements to exchange 30% of its Premium Income Equity Securities (“PIES”) for shares of its common stock, par value $1.00 per share. Under the terms of the privately negotiated agreements reached with a limited number of investors, the Company will issue approximately 13.66 million shares of common stock in exchange for a total of 2,095,650 PIES. The exchanges are expected to settle February 5, 2003. The Company has no plans to retire additional outstanding securities through the issuance of common stock.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1    Press Release issued February 3, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: February 3, 2003	By:	/s/ RICHARD K. ATKINSON
Richard K. Atkinson Vice President and Chief Financial Officer

Exhibit Index

Sierra Pacific Resources

Exhibit 99.1 – Press Release issued February 3, 2003